For Additional Information:
Ronald A. Miller
Executive VP & CFO
Phone: 585.786.1102
Email: ramiller@fiiwarsaw.com

Financial Institutions, Inc. Announces Second Quarter Earnings

WARSAW, N.Y., July 23, 2009 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today announced financial results for the second quarter ended June 30, 2009. Net income for the Company was $2.6 million or $0.16 per diluted share for the second quarter of 2009, compared with $1.6 million or $0.12 per diluted share for the second quarter of 2008. For the first six months of 2009 net income was $5.6 million or $0.35 per diluted share, compared with $5.4 million or $0.43 per diluted share for the same period last year.

Highlights:

•	Net interest income for the second quarter of 2009 was $17.6 million, an increase of $1.5 million or 9% over second quarter of 2008. For the first six months of 2009 net interest income was $35.0 million, an increase of $3.7 million or 12% over the first six months of 2008. The increase is reflective of growth in the loan portfolio coupled with higher net interest margin.

•	Total loans were $1.219 billion at June 30, 2009, an increase of $207.8 million or 21% from June 30, 2008.

•	Commercial loans were $523.7 million at June 30, 2009, an increase of $86.8 million or 20% from one year ago, and an increase of $40.4 million or 8% since March 31, 2009.

•	Consumer loans were $694.9 million at June 30, 2009, an increase of $121.0 million or 21% from one year ago, and an increase of $20.2 million or 3% since March 31, 2009.

•	Net interest margin was 4.01% for the second quarter of 2009, an increase of 7 basis points from the second quarter of 2008. For the six months ended June 30, 2009 net interest margin was 4.05%, an increase of 22 basis points from the same period last year.

•	“Well capitalized” position maintained with total shareholders’ equity of $192.5 million, a leverage capital ratio of 7.84% and a total risk-based capital ratio of 11.94%.

•	Provision for loan losses for the second quarter of 2009 was $2.1 million and net charge-offs were $1.1 million. Provision for loan losses of $4.0 million for the first six months of 2009 exceeded net charge-offs of $2.1 million resulting in a $1.9 million increase in the allowance for loan losses to $20.6 million or 1.69% of total loans.

•	The second quarter of 2009 includes other-than-temporary impairment charges of $1.7 million on selected investment securities that were partially offset by $1.2 million in net gain on investment securities.

•	The second quarter of 2009 includes a $923 thousand FDIC insurance special assessment charge.

“We continue to build momentum in our core community banking business and have followed-up on our strong start to 2009 with a solid second quarter,” said Peter G. Humphrey, President and Chief Executive Officer of the Company. “Our business development success has been outstanding as both commercial and consumer loans are up approximately 20% from a year ago. These results are particularly gratifying in light of the current economic environment. As loans and deposits have increased over the past several quarters, our capital, liquidity and asset quality have remained strong. These factors, along with higher revenues and our discipline in containing the costs that we can control have positively impacted our core operations.”

Net Interest Income

Net interest income for the second quarter of 2009 was $17.6 million, an increase of $1.5 million or 9% over the second quarter of 2008. For the first six months of 2009 net interest income was $35.0 million, an increase of $3.7 million or 12% over the first six months of 2008. Net interest margin was 4.01% for the second quarter of 2009, an increase of 7 basis points from the second quarter of 2008. For the six months ended June 30, 2009 net interest margin was 4.05%, an increase of 22 basis points from the same period last year. An improved mix of earning assets, primarily driven by growth in the loan portfolio, coupled with a significant decline in funding costs were the primary factors driving the increase in net interest income and margin.

Noninterest Income

Noninterest income for the second quarter of 2009 was $4.5 million, compared with $932 thousand for the second quarter of 2008. For the first six months of 2009 noninterest income was $9.2 million, an increase of $3.5 million over the first six months of 2008. Other-than-temporary impairment charges included in noninterest income amounted to $1.7 million on privately issued whole loan collateralized mortgage obligations (“CMOs”) in the second quarter of 2009 and $3.8 million on privately issued whole loan CMOs and pooled trust preferred securities in the second quarter of 2008. The second quarter of 2009 also reflects a $1.2 million net gain on sale of investment securities, comprised of $2.6 million in gross gains on securities issued by U.S. government sponsored agencies and $1.4 million in gross losses on privately issued whole loan CMOs.

Noninterest Expense

Noninterest expense for the second quarter of 2009 was $16.4 million, an increase of $2.1 million from the second quarter of 2008. For the first six months of 2009 noninterest expense was $32.5 million, an increase of $3.9 million over the first six months of 2008. The most significant cause for the increase was a $2.1 million increase in FDIC insurance expense, including a $923 thousand special assessment incurred during the second quarter of 2009, a result of changes in FDIC deposit insurance coverage and changes in premiums mandated by the FDIC to replenish deposit insurance reserves. Noninterest expense for 2009 also reflects higher incentive compensation and pension benefit costs, increases in occupancy and equipment costs associated with the opening of two new branches in the suburban Rochester area during 2008, and increases in professional services expense.

Balance Sheet

Total assets at June 30, 2009 were $1.997 billion, up $101.3 million from $1.895 billion at June 30, 2008. Total loans were $1.219 billion at June 30, 2009, an increase of $207.8 million from $1.011 billion at June 30, 2008. Total deposits increased $104.5 million to $1.700 billion at June 30, 2009, versus $1.596 billion at June 30, 2008. The majority of the increase in deposits was attributed to an increase in nonpublic certificates of deposit.

Asset Quality and Capital Ratios

Net charge-offs increased by $262 thousand from the second quarter of 2008 to $1.1 million, or 0.38% of average loans and non-performing loans totaled $9.5 million, or 0.78% of total loans. For the six months ended June 30, 2009 net charge-offs increased in comparison to the same period last year by $572 thousand to $2.1 million, or 0.37% of average loans. The provision for loan losses was $2.1 million for the quarter, compared with $1.4 million in the same quarter a year ago. For the six months ended June 30, 2009 the provision for loan losses totaled $4.0 million, compared with $2.1 million in the same period last year. The allowance for loan losses was $20.6 million or 1.69% of total loans at June 30, 2009, compared with $16.0 million or 1.59% of total loans at June 30, 2008. At June 30, 2009 non-performing assets totaled $13.7 million, which included $3.2 million in non-performing investment securities on which interest payments are being deferred.

At June 30, 2009, all of the Company’s regulatory capital ratios exceeded the guidelines required to be considered a “well capitalized” institution as established by the Company’s primary banking regulators. Well capitalized levels are considered to be at least 5.00% for the leverage ratio and 10.00% for the total risk-based capital ratio. At June 30, 2009, the Company’s leverage ratio was 7.84% and the total risk-based capital ratio was 11.94%.

About Financial Institutions, Inc.

With approximately $2.0 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity employs over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, and general economic and credit market conditions nationally and regionally, The Company undertakes no obligation to revise these statements following the date of this press release.

*****

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2009		2008
	June 30,	March 31,	December 31,	September 30,	June 30,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents:
Cash and due from banks	$41,405	48,073	34,528	54,105	60,640
Federal funds sold and interest-bearing deposits	39,910	74,616	20,659	22,599	2,409

Total cash and cash equivalents	81,315	122,689	55,187	76,704	63,049
Investment securities:
Available for sale	498,561	553,710	547,506	607,357	669,752
Held-to-maturity	47,465	60,675	58,532	64,434	56,508

Total investment securities	546,026	614,385	606,038	671,791	726,260
Loans held for sale	3,005	2,290	1,013	1,008	926
Loans:
Commercial	198,608	174,505	158,543	156,809	140,745
Commercial real estate	282,048	266,176	262,234	248,267	250,872
Agriculture	42,997	42,524	44,706	46,490	45,231
Residential real estate	149,926	170,834	177,683	173,893	172,396
Consumer indirect	319,735	283,465	255,054	227,971	177,967
Consumer direct and home equity	225,258	220,440	222,859	224,693	223,538

Total loans	1,218,572	1,157,944	1,121,079	1,078,123	1,010,749
Allowance for loan losses	20,614	19,657	18,749	17,420	16,038

Total loans, net	1,197,958	1,138,287	1,102,330	1,060,703	994,711
Total interest-earning assets	1,802,489	1,843,522	1,743,141	1,789,499	1,749,808
Goodwill	37,369	37,369	37,369	37,369	37,369
Total assets	1,996,724	2,030,429	1,916,919	1,945,819	1,895,448
Deposits:
Noninterest-bearing demand	292,825	279,284	292,586	293,027	288,258
Interest-bearing demand	357,443	392,353	344,616	376,098	338,290
Savings and money market	366,373	396,644	348,594	383,456	372,317
Certificates of deposit	683,619	668,999	647,467	607,833	596,890

Total deposits	1,700,260	1,737,280	1,633,263	1,660,414	1,595,755
Borrowings	79,977	78,761	70,820	114,684	89,465
Total interest-bearing liabilities	1,487,412	1,536,757	1,411,497	1,482,071	1,396,962
Shareholders’ equity	192,455	191,676	190,300	152,770	188,998
Common shareholders’ equity (1)	139,213	138,519	137,226	135,195	171,417
Tangible common shareholders’ equity (2)	101,712	100,946	99,577	97,468	133,614
Securities available for sale – fair value adjustment
included in shareholders’ equity, net of tax	$3,081	3,503	3,463	(9,797)	(5,803)
Common shares outstanding	10,821	10,805	10,798	10,806	10,913
Treasury shares	527	543	550	542	435
CAPITAL RATIOS
Leverage ratio	7.84%	7.96	8.05	7.37	9.17
Tier 1 risk-based capital	10.69%	11.23	11.83	11.10	14.58
Total risk based capital	11.94%	12.49	13.08	12.35	15.83
Common equity to assets	6.97%	6.82	7.16	6.95	9.04
Tangible common equity to tangible assets (2)	5.19%	5.07	5.30	5.11	7.19
Common book value per share	$12.86	12.82	12.71	12.51	15.71
Tangible common book value per share (2)	$9.40	9.34	9.22	9.02	12.24

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Six months ended		2009		2008
	June 30,		Second	First	Fourth	Third	Second
	2009	2008	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$46,395	49,808	23,302	23,093	24,582	24,558	24,536
Interest expense	11,423	18,536	5,657	5,766	7,269	7,812	8,349

Net interest income	34,972	31,272	17,645	17,327	17,313	16,746	16,187
Provision for loan losses	3,994	2,074	2,088	1,906	2,586	1,891	1,358

Net interest income after provision
for loan losses	30,978	29,198	15,557	15,421	14,727	14,855	14,829

Noninterest income (loss):
Service charges on deposits	4,837	5,018	2,517	2,320	2,685	2,794	2,518
ATM and debit card	1,719	1,608	908	811	853	852	856
Loan servicing	727	418	470	257	134	112	232
Company owned life insurance	535	46	275	260	294	223	27
Broker-dealer fees and commissions	503	860	234	269	235	363	401
Net gain on sale of loans held for sale	416	256	246	170	35	48	92
Net gain on investment securities	1,207	220	1,153	54	56	12	47
Impairment charge on investment securities	(1,783)	(3,791)	(1,733)	(50)	(29,870)	(34,554)	(3,791)
Net gain on sale of other assets	158	152	—	158	51	102	115
Other	887	889	445	442	421	700	435

Total noninterest income (loss)	9,206	5,676	4,515	4,691	(25,106)	(29,348)	932

Noninterest expense:
Salaries and employee benefits	17,168	16,605	8,437	8,731	7,811	7,021	8,169
Occupancy and equipment	5,559	5,147	2,683	2,876	2,713	2,642	2,567
FDIC assessments	2,273	133	1,593	680	305	236	88
Professional services	1,440	1,037	591	849	637	467	480
Computer and data processing	1,179	1,161	562	617	669	603	580
Supplies and postage	941	878	476	465	447	475	437
Advertising and promotions	423	433	249	174	548	472	283
Other	3,535	3,264	1,849	1,686	2,264	1,493	1,781

Total noninterest expense	32,518	28,658	16,440	16,078	15,394	13,409	14,385

Income (loss) before income taxes	7,666	6,216	3,632	4,034	(25,773)	(27,902)	1,376
Income tax expense (benefit)	2,071	806	1,004	1,067	(22,631)	524	(255)

Net income (loss)	$5,595	5,410	2,628	2,967	(3,142)	(28,426)	1,631

Preferred stock dividends	1,843	741	925	918	426	371	370
Net income (loss) applicable to
common shareholders	$3,752	4,669	1,703	2,049	(3,568)	(28,797)	1,261

STOCK AND RELATED PER SHARE DATA
Net income (loss) per share – basic	$0.35	0.43	0.16	0.19	(0.33)	(2.68)	0.12
Net income (loss) per share – diluted	$0.35	0.43	0.16	0.19	(0.33)	(2.68)	0.12
Cash dividends declared on common stock	$0.20	0.29	0.10	0.10	0.10	0.15	0.15
Common dividend payout ratio (3)	57.14%	67.44	62.50	52.63	NA	NA	125.00
Dividend yield (annualized)	2.95%	3.63	2.94	5.32	2.77	2.98	3.76
Stock price (Nasdaq: FISI):
High	$15.99	20.78	15.99	14.95	20.27	22.50	20.00
Low	$3.27	15.10	6.98	3.27	10.06	14.82	15.25
Close	$13.66	16.06	13.66	7.62	14.35	20.01	16.06

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Six months ended		2009			2008
	June 30,		Second	First	Fourth	Third	Second
	2009	2008	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Federal funds sold and interest-bearing deposits	$46,376	38,270	49,105	43,618	17,089	12,897	35,733
Investment securities (4)	597,449	749,236	593,740	601,199	666,917	721,419	744,648
Loans (5):
Commercial	174,761	145,360	183,733	165,688	155,814	147,350	146,778
Commercial real estate	272,030	244,960	275,275	268,749	255,882	249,769	248,290
Agriculture	42,528	44,938	42,368	42,690	44,299	45,965	44,504
Residential real estate	171,462	168,304	168,300	174,659	175,200	173,175	169,925
Consumer indirect	284,329	147,242	301,112	267,360	244,891	200,586	156,728
Consumer direct and home equity	221,576	226,470	222,122	221,024	222,235	222,241	223,906

Total loans	1,166,686	977,274	1,192,910	1,140,170	1,098,321	1,039,086	990,131
Total interest-earning assets	1,813,035	1,765,718	1,838,320	1,787,470	1,782,938	1,774,201	1,771,801
Goodwill	37,369	37,369	37,369	37,369	37,369	37,369	37,369
Total assets	1,988,185	1,894,194	2,012,337	1,963,764	1,924,174	1,908,577	1,897,514
Interest-bearing liabilities:
Interest-bearing demand	363,745	343,783	366,985	360,470	360,970	342,188	342,463
Savings and money market	382,104	370,112	392,355	371,738	373,034	366,449	378,799
Certificates of deposit	672,153	624,774	676,221	668,041	629,111	591,025	615,950
Borrowings	75,084	71,619	78,763	71,363	105,164	118,023	73,902

Total interest-bearing liabilities	1,493,086	1,410,288	1,514,324	1,471,612	1,468,279	1,417,685	1,411,114
Noninterest-bearing demand deposits	283,935	271,446	286,155	281,690	284,643	294,136	275,570
Total deposits	1,701,937	1,610,115	1,721,716	1,681,939	1,647,758	1,593,798	1,612,782
Total liabilities	1,796,266	1,697,756	1,819,891	1,772,377	1,766,239	1,727,473	1,702,211
Shareholders’ equity	191,919	196,438	192,446	191,387	157,935	181,104	195,303
Common equity (1)	138,769	178,857	139,253	138,281	136,887	163,527	177,722
Tangible common equity (2)	$101,187	140,969	101,709	100,660	99,191	125,754	139,872
Common shares outstanding:
Basic	10,720	10,909	10,723	10,716	10,717	10,738	10,879
Diluted	10,756	10,951	10,765	10,747	10,717	10,738	10,928
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Federal funds sold and interest-bearing deposits	0.23%	2.65	0.21	0.25	1.09	2.10	2.18
Investment securities	4.35%	4.98	4.16	4.54	4.72	4.66	4.92
Loans	6.02%	6.80	5.99	6.04	6.35	6.52	6.65
Total interest-earning assets	5.32%	5.94	5.24	5.39	5.69	5.73	5.83
Interest-bearing demand	0.23%	1.10	0.20	0.25	0.69	0.86	0.89
Savings and money market	0.27%	1.24	0.27	0.27	0.68	0.93	1.02
Certificates of deposit	2.69%	4.02	2.63	2.76	3.09	3.33	3.72
Borrowings	4.05%	5.26	3.91	4.21	4.23	4.30	5.05
Total interest-bearing liabilities	1.54%	2.64	1.50	1.59	1.97	2.19	2.38
Net interest rate spread	3.78%	3.30	3.74	3.80	3.72	3.54	3.45
Net interest rate margin	4.05%	3.83	4.01	4.09	4.07	3.98	3.94
Net income (loss) (annualized returns on):
Average assets	0.57%	0.57	0.52	0.61	(0.65)	(5.93)	0.35
Average equity	5.88%	5.54	5.48	6.29	(7.91)	(62.44)	3.36
Average common equity (6)	5.45%	4.35	4.91	6.01	(10.37)	(70.06)	2.85
Average tangible common equity (7)	7.48%	5.52	6.72	8.25	(14.31)	(91.10)	3.63
Efficiency ratio (8)	69.60%	65.88	69.49	69.72	66.65	58.10	64.21

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

			Quarterly Trends
	Six months ended		2009		2008
	June 30,		Second	First	Fourth	Third	Second
	2009	2008	Quarter	Quarter	Quarter	Quarter	Quarter
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$9,496	6,254	9,496	8,826	8,189	7,609	6,254
Accruing loans past due 90 days or more	2	1	2	301	7	32	1

Total non-performing loans	9,498	6,255	9,498	9,127	8,196	7,641	6,255
Foreclosed assets	1,046	1,235	1,046	877	1,007	1,009	1,235
Non-performing investment securities	3,175	—	3,175	3,396	49	—	—

Total non-performing assets	$13,719	7,490	13,719	13,400	9,252	8,650	7,490

Net loan charge-offs	$2,129	1,557	1,131	998	1,257	509	869
Net charge-offs to average loans (annualized)	0.37%	0.32	0.38	0.35	0.46	0.20	0.35
Total non-performing loans to total loans	0.78%	0.62	0.78	0.79	0.73	0.71	0.62
Total non-performing assets to total assets	0.69%	0.40	0.69	0.66	0.48	0.44	0.40
Allowance for loan losses to total loans	1.69%	1.59	1.69	1.70	1.67	1.62	1.59
Allowance for loan losses to
non-performing loans	217%	256	217	215	229	228	256

(1) Excludes preferred shareholders’ equity.
(2) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(3) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period. There is no ratio shown for periods where the Company both declares a dividend and incurs a loss during the period because the ratio would result in a negative payout since the dividend declared (paid out) will always be greater than 100% of earnings.

(4) Average investment securities shown at adjusted amortized cost.

(5) Includes nonaccrual loans.

(6) Net income available to common shareholders divided by average common equity.

(7) Net income available to common shareholders divided by average tangible equity.

(8) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.